                                                                 Exhibit (o)(ii)

                                     AMENDED
                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                               SCHWAB INVESTMENTS

                                          Shareholder Service Fee (as a          Transfer Agent Fee (as a
                                         percentage of average daily net      percentage of average daily net
Name of Fund and Class                       assets of the Fund Class)            assets of the Fund Class)

Schwab 1000 Fund Investor Shares                       0.20%                                0.05%

Schwab 1000 Fund Select Shares                         0.05%                                0.05%

Schwab Yield Plus Fund -- Investor
Shares                                                 0.20%                                0.05%

Schwab Yield Plus Fund -- Select                       0.05%                                0.05%
Shares

Schwab GNMA Fund -- Investor Shares                    0.20%                                0.05%

Schwab GNMA Fund  -- Select Shares                     0.05%                                0.05%

Schwab California Tax-Free YieldPlus                   0.20%                                0.05%
Fund -- Investor Shares

Schwab California Tax-Free YieldPlus                   0.05%                                0.05%
Fund -- Select Shares

Schwab Tax-Free YieldPlus Fund --                      0.20%                                0.05%
Investor Shares

Schwab Tax-Free YieldPlus Fund --                      0.05%                                0.05%
Select Shares

Schwab Inflation Protected Fund --                     0.20%                                0.05%
Investor Shares

Schwab Inflation Protected Fund --                     0.05%                                0.05%
Select Shares

                                            CHARLES SCHWAB INVESTMENT
                                            MANAGEMENT, INC.

                                            By:    /s/ Evelyn Dilsaver
                                                   -----------------------------
                                            Name:  Evelyn Dilsaver
                                            Title: President and
                                                   Chief Executive Officer

Date as of January 21, 2006